Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE district of delaware

x
In re	:	Chapter 11
:
SUNLIGHT FINANCIAL HOLDINGS INC.,	:	Case No. 23-11794 (MFW)
et al.,	:
	:	(Jointly Administered)
Debtors.[1]	: :
:
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AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF
SUNLIGHT FINANCIAL HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP	RICHARDS, LAYTON & FINGER, P.A.
Ray C. Schrock (admitted pro hac vice)	Daniel J. DeFranceschi (No. 2732)
Alexander W. Welch (admitted pro hac vice)	Zachary I. Shapiro (No. 5103)
Alejandro Bascoy (admitted pro hac vice)	James F. McCauley (No. 6991)
767 Fifth Avenue	One Rodney Square
New York, New York 10153	920 North King Street
Telephone: (212) 310-8000	Wilmington, Delaware 19801
E-mail:	[TEXT REDACTED]	Telephone: (302) 651-7700
	[TEXT REDACTED]	E-mail:	[TEXT REDACTED]
	[TEXT REDACTED]		[TEXT REDACTED]
[TEXT REDACTED]

Attorneys for Debtors and Debtors in Possession

Dated:	December 1, 2023
Wilmington, Delaware

1 The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable are: Sunlight Financial Holdings Inc. (9566), SL Financial Holdings Inc. (2472), SL Financial Investor I LLC (N/A), SL Financial Investor II LLC (1453), and Sunlight Financial LLC (3713). The Debtors’ mailing and service address is 101 North Tryon Street, Suite 900, Charlotte, North Carolina 28246.

ARTICLE V	MEANS FOR IMPLEMENTATION	25

5.1	Separate Plans	25
5.2	No Substantive Consolidation	25
5.3	Compromise and Settlement of Claims, Interests, and Controversies	25
5.4	[Reserved.]	25
5.5	Continued Corporate Existence; Effectuating Documents; Further Transactions	25
5.6	Plan Funding and Investment Transactions	26
5.7	Cancellation of Existing Securities and Agreements	27
5.8	Cancellation of Certain Existing Security Interests	27
5.9	Officers and Boards of Directors	28
5.10	Management Incentive Plan	29
5.11	Authorization and Issuance of New Equity	29
5.12	Amended CRB Agreements	29
5.13	Restructuring Transactions	31
5.14	Nonconsensual Confirmation	32
5.15	Notice of Effective Date	32
5.16	Convertible Notes	32
5.17	Effectiveness of the TRA Amendment	33

ARTICLE VI	DISTRIBUTIONS	34

6.1	Distributions Generally	34
6.2	Postpetition Interest on Claims	34
6.3	Date of Distributions	34
6.4	Distribution Record Date	34
6.5	Distributions After Effective Date	34
6.6	Disbursing Agent	35
6.7	Delivery of Distributions	35
6.8	Unclaimed Property	35
6.9	Satisfaction of Claims	35
6.10	Manner of Payment under Plan	36
6.11	Fractional Shares	36
6.12	No Distribution in Excess of Amount of Allowed Claim	36
6.13	Exemptions from Applicable Securities Laws	36
6.14	Setoffs and Recoupments	37

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6.15	Rights and Powers of Disbursing Agent	38
6.16	Withholding and Reporting Requirements	38

ARTICLE VII	PROCEDURES FOR RESOLVING CLAIMS	39

7.1	Disputed Claims Process	39
7.2	Objections to Claims	39
7.3	Resolution of Disputed Claims	39
7.4	Payment and Distributions with Respect to Disputed Claims	39
7.5	Amendments to Claims	39
7.6	Distributions after Allowance	40
7.7	Disallowance of Claims	40
7.8	Estimation of Claims	40
7.9	No Distributions Pending Allowance	40
7.10	Claim Resolution Procedures Cumulative	41
7.11	Interest	41
7.12	Insured or Otherwise Satisfied Claims	41

ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	41

8.1	General Treatment	41
8.2	Rejection Damages Claims	43
8.3	Determination of Assumption and Cure Disputes; Deemed Consent	43
8.4	Compensation and Benefit Plans	44
8.5	Indemnification Obligations	44
8.6	Insurance Policies	44
8.7	Intellectual Property Licenses and Agreements	45
8.8	Modifications, Amendments, Supplements, Restatements, or Other Agreements	45
8.9	Reservation of Rights	45

ARTICLE IX	CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE	46

9.1	Conditions Precedent to Effective Date	46
9.2	Waiver of Conditions Precedent	47
9.3	Effect of Failure of a Condition to the Effective Date	48
9.4	Effect of Effective Date	48

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ARTICLE X	EFFECT OF CONFIRMATION	48

10.1	Binding Effect	48
10.2	Vesting of Assets	49
10.3	Discharge of Claims Against and Interests in Debtors	49
10.4	Pre-Confirmation Injunctions and Stays	49
10.5	Injunction against Interference with Plan	49
10.6	Plan Injunction	50
10.7	Releases	51
10.8	Exculpation	52
10.9	Injunction Related to Releases and Exculpation	53
10.10	Subordinated Claims and Interests	53
10.11	Retention of Causes of Action and Reservation of Rights	53
10.12	Ipso Facto and Similar Provisions Ineffective	53
10.13	Dissolution of Creditors' Committee	54
10.14	Votes Solicited in Good Faith	54
10.15	Closing of Chapter 11 Cases	54

ARTICLE XI	RETENTION OF JURISDICTION	54

11.1	Retention of Jurisdiction	54

ARTICLE XII	MISCELLANEOUS PROVISIONS	56

12.1	Exemption from Certain Transfer Taxes	56
12.2	Request for Expedited Determination of Taxes	57
12.3	Dates of Actions to Implement Plan	57
12.4	Principal Purpose of the Plan	57
12.5	Amendments	57
12.6	Revocation or Withdrawal of Plan	57
12.7	Severability	58
12.8	Governing Law	58
12.9	Immediate Binding Effect	58
12.10	Payment of Statutory Fees	58
12.11	Successors and Assigns	59
12.12	Entire Agreement	59
12.13	Computing Time	59
12.14	Notices	59
12.15	Reservation of Rights	61

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Each of Sunlight Financial Holdings Inc., SL Financial Holdings Inc., SL Financial Investor I LLC, SL Financial Investor II LLC, and Sunlight Financial LLC (each, as they existed at any time prior to the Effective Date, a “Debtor” and collectively, the “Debtors” or the “Company”) proposes the following joint prepackaged chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Section 1.1 below. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, business, Assets, results of operations, and historical financial information, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I                           DEFINITIONS AND INTERPRETATION.

1.1          Definitions.

The following terms shall have the respective meanings specified below:

1.1           “Additional Advances” has the meaning set forth in the DIP Orders.

1.2           “Additional Advances Agreement” has the meaning set forth in the DIP Orders.

1.3           “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the business of the Debtors; (b) Fee Claims; and (c) Restructuring Expenses.

1.4           “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.5           “Allowed” means, with reference to any Claim or Interest, a Claim or Interest (a) arising on or before the Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection has been determined in favor of the holder of the Claim or Interest by a Final Order, (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Reorganized Debtors, (c) as to which the liability of the Debtors or the Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction, or (d) expressly allowed hereunder; provided, however, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all Claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.6           “Amended and Restated HI Program Agreements” means the amended and restated HI Program Agreements, included as exhibits to the Plan Supplement in form and substance consistent with the Plan.

1.7           “Amended and Restated Loan and Security Agreement” means the amended and restated Loan and Security Agreement, included as an exhibit to the Plan Supplement in form and substance consistent with the Plan.

1.8           “Amended and Restated Loan Program Agreements” means the Amended and Restated HI Program Agreements and the Amended and Restated Solar Program Agreements.

1.9           “Amended and Restated Solar Program Agreements” means the amended and restated Solar Program Agreements, included as exhibits to the Plan Supplement in form and substance consistent with the Plan.

1.10         “Amended By-Laws” means, with respect to the Reorganized Debtors, such Reorganized Debtors’ amended or amended and restated by-laws or operating agreement, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

1.11         “Amended Certificate of Incorporation” means the Reorganized Debtors’ amended or amended and restated certificate of incorporation or certificate of formation, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

1.12         “Amended CRB Agreements” means, collectively, the Amended and Restated Loan and Security Agreement and the Amended and Restated Loan Program Agreements.

1.13         “Asset” means all of the rights, title, and interests of a Debtor in and to property or assets of whatever type or nature, including Causes of Action, real, personal, mixed, intellectual, contractual, tangible, and intangible property or assets.

1.14         “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

1.15         “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

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1.16        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

1.17        “Breach Notice” means a notice of breach of the Restructuring Support Agreement by EDUH issued jointly by the Debtors and CRB to EDUH.

1.18        “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, NY are authorized or required by law or executive order to close.

1.19        “Capital Schedule” means the schedule setting forth the respective ownership interests of the holders of the New Equity as of the Effective Date, which schedule is (i) included as an exhibit in the Plan Supplement in form and substance consistent with the Plan and (ii) acceptable to the Consenting Creditor and Plan Sponsor.

1.20        “Cash” means legal tender of the United States of America.

1.21        “Cause of Action” means any action, Claim, cross-Claim, third-party Claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.22        “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

1.23        “Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.24        “Class” means any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.25        “Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable non-bankruptcy law.

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1.26        “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

1.27        “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.28        “Confirmation Order” means the order of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan in the Chapter 11 Cases.

1.29        “Consenting Creditor” means CRB.

1.30        “Consenting Creditor New Equity” means the New Equity to be issued to the Consenting Creditor pursuant to Section 4.3 of the Plan in the amounts set forth in the Capital Schedule.

1.31        “Consenting Creditor’s Advisors” means (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Consenting Creditor, (ii) Young Conaway Stargatt & Taylor, LLP, as local counsel to the Consenting Creditor, (iii) Hunton Andrews Kurth LLP, as special financing counsel to the Consenting Creditor, and (iv) Piper Sandler & Co., as financial advisor to the Consenting Creditor.

1.32        “Consenting Equity Holders” means those holders of Holding’s Class A common stock that are party to the Restructuring Support Agreement.

1.33        “Convertible Notes” means the $20.0 million convertible notes due five (5) years from the Effective Date and issued pursuant to the Note Purchase Agreement.

1.34        “CRB” means Cross River Bank, together with its respective successors and permitted assigns, as holder of (i) outstanding first lien secured debt obligations under the Loan and Security Agreement, (ii) outstanding obligations under the Solar Program Agreement, (iii) outstanding obligations under the HI Program Agreement, and (iv) outstanding Additional Advances under the Additional Advances Agreement.

1.35        “CRB As-Converted Determination” has the meaning set forth in the Shareholder Agreement.

1.36        “CRB Claims” means, collectively, the CRB Secured Claims and, solely in the event that the Consenting Creditor supports confirmation of the Plan, the CRB Superpriority Claims.

1.37        “CRB Secured Claims” means any Claims held by CRB arising under or based upon the Loan and Security Agreement, the Loan Program Agreements, or the Additional Advances Agreement, including Claims for all principal amounts outstanding, interest, fees, indemnities, premiums, if any, expenses, costs, and other amounts, liabilities, obligations, or charges arising under or related to the Loan and Security Agreement, the Loan Program Agreements, or the Additional Advances Agreement.

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1.38        “CRB Superpriority Claims” means the Prepetition 507(b) Claims, as defined in the DIP Motion.

1.39        “CRB Transaction” means (i) the Direct Investment by CRB pursuant to the Investment Agreement in exchange for receipt of the Plan Sponsor New Equity, (ii) the Reorganized Debtors’ entry into the Amended CRB Agreements, and (iii) CRB’s commitments under the Note Purchase Agreement with respect to the Convertible Notes. For the avoidance of doubt, the CRB Transaction shall only be consummated if (w) EDUH terminates the Investment Agreement in accordance with its terms, (x) the Debtors (with the consent of CRB, not to be unreasonably withheld) terminate the Investment Agreement in accordance with its terms because of EDUH’s breach, (y) the Debtors (with the consent of CRB) terminate the Investment Agreement in accordance with its terms for failure to meet a Milestone (as defined in the Restructuring Support Agreement), or (z) the Debtors and CRB jointly send EDUH a Breach Notice because of a breach of the Restructuring Support Agreement by EDUH, and such breach is not remedied or the Breach Notice is not withdrawn within the time stipulated in the Breach Notice, in which case, the Debtors will file a notice with the Bankruptcy Court designating CRB as the new Plan Sponsor. Upon the consummation of a CRB Transaction in accordance with the Investment Agreement, CRB shall own one hundred percent (100%) of the New Equity as a result of CRB’s consummation of the Investment Agreement and CRB’s consent to the treatment of the CRB Claims provided under the Plan.

1.40        “Cure Amount” means the Cash or, at the option of the Reorganized Debtors, other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

1.41        “Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.42        “Definitive Documents” means (i) the Restructuring Support Agreement, (ii) the Plan, and (iii) all documents (including any related orders, agreements, instruments, schedules, or exhibits) that are described in or contemplated by the Restructuring Support Agreement and the Plan and that are otherwise necessary or desirable to implement, or otherwise relate to, the Restructuring, including (1) the Disclosure Statement and Disclosure Statement Motion, (2) the Solicitation materials and any order of the Bankruptcy Court approving the Solicitation materials, (3) the Confirmation Order and any pleadings filed by the Debtors in support of entry thereof, (4) the First Day Pleadings, (5) the Plan Supplement, (6) the Investment Agreement, (7) the Funding Commitment Backstop Agreement, (8) the Escrow Agreement, (9) the TRA Amendment, (10) the Convertible Notes and Note Purchase Agreement, (11) the New Corporate Governance Documents, (12) the Amended CRB Agreements, (13) the DIP Orders, (14) the Management Incentive Plan, if applicable, (15) the Capital Schedule, (16) any other material documents, instruments, schedules, or exhibits described in, related to, or contemplated in, or necessary to implement, each of the foregoing, and (17) any motion filed by the Debtors, and any order, or amendment or modification of any order, entered by the Bankruptcy Court related to the foregoing items.

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1.43        “DIP Motion” means the Debtors’ motion for entry of interim and Final Order(s) of the Bankruptcy Court authorizing, among other things, the Debtors to (i) obtain postpetition financing, (ii) use cash Collateral of CRB, and (iii) grant certain rights and protections to CRB.

1.44        “DIP Orders” means the interim and Final Order(s) of the Bankruptcy Court approving the DIP Motion and authorizing, among other things, the Debtors to (i) obtain postpetition financing, (ii) use cash Collateral of CRB, and (iii) grant certain rights and protections to CRB.

1.45        “Direct Investment” means either (1) a $15.0 million Cash investment by EDUH in connection with the EDUH Transaction or (2) a $15.0 million Cash investment provided by CRB in connection with the CRB Transaction, in either case in accordance with the Investment Agreement.

1.46        “Disbursing Agent” means the Reorganized Debtors in their capacity as disbursing agent under Section 6.6 hereof to make distributions pursuant to the Plan.

1.47        “Disclosure Statement” means the disclosure statement containing adequate information for the Plan, as supplemented from time to time, which is prepared and distributed in accordance with sections 1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

1.48        “Disclosure Statement Motion” means the motion seeking approval of the Disclosure Statement.

1.49        “Disputed” means, with respect to a Claim, (i) such Claim that is disputed under ARTICLE VII of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order, (ii) such Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (iii) such Claim that is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or proof of Claim has been filed, (iv) such Claim that is not Allowed, or (v) such Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.

1.50        “Distribution Record Date” means the record date for determining the holders of any Claims, which date shall be ten (10) Business Days prior to the Effective Date; provided that with respect to Administrative Expense Claims, the Distribution Record Date shall be the date that is the later of (i) thirty (30) calendar days following the Effective Date and (ii) the date the applicable Administrative Expense Claim comes due in the ordinary course.

1.51        “EDUH” means ED Umbrella Holdings, LLC.

1.52        “EDUH’s Advisors” means (i) Locke Lord LLP as counsel and (ii) one law firm acting as local counsel (if any).

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1.53         “EDUH Transaction” means (i) the Direct Investment by EDUH pursuant to the Investment Agreement in exchange for receipt of the Plan Sponsor New Equity, (ii) the Reorganized Debtors’ entry into the Amended CRB Agreements, and (iii) CRB’s commitments under the Note Purchase Agreement with respect to the Convertible Notes.

1.54        “Effective Date” means the date which is the first Business Day on which (i) all conditions to the effectiveness of the Plan set forth in Section 9.1 hereof have been satisfied or waived in accordance with the terms hereof, (ii) no stay of the Plan or Confirmation Order is in effect, and (iii) the Restructuring Transactions become effective and are consummated.

1.55        “Employment Agreements” means all employment and/or severance agreements, and any amendments thereto, as of the Petition Date that are in full force and effect and between a Debtor and an officer or employee of a Debtor that is not a director of a Debtor.

1.56        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.57        “Escrow Agent” shall have the meaning set forth in the Investment Agreement.

1.58        “Escrow Agreement” shall have the meaning set forth in the Investment Agreement.

1.59        “Escrowed Funds” shall have the meaning set forth in the Investment Agreement.

1.60        “Estate(s)” means individually or collectively, as applicable, the estate(s) of the Debtor(s) created under section 541 of the Bankruptcy Code.

1.61        “Exclusivity Agreement” means that certain Exclusivity Agreement, included as an exhibit to the Plan Supplement in form and substance consistent with the Plan.

1.62        “Exculpated Parties” means, collectively, each of the following in their capacity as such: (a) the Debtors and the Estates, (b) the Debtors’ current and former officers, directors, managers, and professionals that served in such capacity at any time on or after the Petition Date, and (c) with respect to each of the foregoing, such Entities’ successors and assigns.

1.63        “Existing Interests” means any Interest, including any common stock, preferred stock, warrants, or other ownership interest, in any Debtor that is issued and outstanding as of the Petition Date other than an Intercompany Interest.

1.64        “Fee Claim” means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professional Persons.

1.65        “Fee Escrow Account” means an account funded by the Debtors on the Effective Date in an amount equal to the total estimated amount of the Professional Persons’ good faith estimates of their actual, unpaid Fee Claims as of the Effective Date; provided that the Professional Persons shall deliver such good faith estimate and a detailed calculation thereof to the Debtors, the Consenting Creditors’ Advisors, and, solely in the event of an EDUH Transaction, EDUH’s Advisors, no later than five (5) Business Days prior to the Effective Date.

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1.66        “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.67        “First Day Pleadings” means the first day pleadings that the Debtors determine are necessary or desirable to file in the Chapter 11 Cases.

1.68        “Funding Commitment Backstop Agreement” means that certain Backstop Commitment Letter, dated as of October 30, 2023, by and among CRB and Sunlight, as borrower, Holdings, SL Financial Holdings Inc., SL Financial Investor I LLC, and SL Financial II LLC.

1.69        “General Unsecured Claim” means any unsecured Claim that is not a Priority Tax Claim, Priority Non-Tax Claim, Fee Claim, Administrative Expense Claim, or Subordinated Interest.

1.70        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.71        “HI Program Agreements” means (i) that certain Second Amended and Restated Home Improvement Loan Program Agreement, dated as of April 25, 2023, by and among Sunlight, as borrower, SL Financial Holdings, as guarantor, and CRB (as amended, modified, or otherwise supplemented from time to time) and (ii) that certain Second Amended and Restated Home Improvement Loan Sale Agreement, dated as of April 25, 2023, by and between CRB and Sunlight (as amended, modified, or otherwise supplemented from time to time).

1.72        “Holdings” means Sunlight Financial Holdings Inc., a Delaware corporation and a Debtor.

1.73        “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.74        “Indemnification Obligations” means any and all obligations or liabilities of the Debtors or their Estates pursuant to corporate charters, bylaws, limited liability company agreements, or any other documents or agreements (including director agreements or Employment Agreements) to provide contribution, advancement, indemnification or reimbursement to current and/or former members, managers, officers, directors, and/or other persons entitled to indemnification thereunder with respect to past, present and/or future actions, suits, or proceedings concerning any of the Debtors or any of such members, managers, officers, directors, and/or other persons entitled to indemnification thereunder, including any Claims or Causes of Action related thereto.

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1.75        “Insured Claim” means any Claim or portion of a Claim that is, or may be, insured under any insurance policy.

1.76        “Intercompany Claims” means, collectively, any Claim against a Debtor held by another Debtor.

1.77        “Intercompany Interests” means an Interest, including any common stock, preferred stock, warrants, or other ownership interest, in any Debtor that is issued and outstanding as of the Petition Date and that is held by another Debtor.

1.78        “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors, or any Subordinated Interest.

1.79        “Investment Agreement” means (i) that certain Investment Agreement, dated as of October 30, 2023, by and between Holdings and EDUH if the EDUH Transaction is consummated or (ii) a substantially similar agreement to be negotiated and entered into by and between Holdings and CRB if the CRB Transaction is consummated.

1.80        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.81        “Loan and Security Agreement” means that certain Loan and Security Agreement, dated April 25, 2023, by and among CRB, Sunlight, as borrower, SL Financial Holdings, as guarantor, and the other parties thereto (as amended, restated, supplemented, or otherwise modified from time to time).

1.82        “Loan Program Agreements” means the HI Program Agreements and the Solar Program Agreements.

1.83        “Management Incentive Plan” has the meaning ascribed to it in section 5.11 herein.

1.84        “New Board” means the initial board of directors of New Sunlight set forth in the Plan Supplement.

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1.85        “New Common Stock” means the new common shares of New Sunlight to be issued (i) on the Effective Date or (ii) as otherwise permitted pursuant to the Plan and the Restructuring Transactions (including, without limitation, pursuant to the Investment Agreement), which shares, for the avoidance of doubt, shall entitle their holders to a proportionate beneficial interest in New Sunlight’s Assets, including, but not limited to, any and all retained rights, Claims, and Causes of Action of New Sunlight, including such Causes of Action which are derivative in nature.

1.86        “New Corporate Governance Documents” means (i) the Amended By-Laws, (ii) the Amended Certificate of Incorporation, (iii) the Shareholders Agreement, (iv) the New Preferred Stock Certificate of Designation, and (v) any other applicable material governance and/or organizational documents of the Reorganized Debtors.

1.87        “New Equity” means New Common Stock and New Preferred Stock.

1.88        “New Preferred Stock” means the new preferred shares of New Sunlight having the terms set forth in the New Preferred Stock Certificate of Designation to be issued (i) on the Effective Date or (ii) as otherwise permitted pursuant to the Plan and the Restructuring Transactions.

1.89        “New Preferred Stock Certificate of Designation” means that certain New Preferred Stock Certificate of Designation described in the Plan Supplement and setting forth the terms governing the New Preferred Stock.

1.90        “New Sunlight” means reorganized Holdings.

1.91        “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the Effective Date, by and among New Sunlight, as seller, the Reorganized Sunlight and the Reorganized SL Financial Holdings, as guarantors, and CRB, as purchaser, setting forth the full terms and conditions of the Convertible Notes, the form of which shall be included in the Plan Supplement.

1.92        “Other Priority Claim” means any Claim other than an Administrative Expense Claim, a CRB Claim, or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

1.93        “Other Secured Claim” means any Secured Claim other than an Administrative Expense Claim, a CRB Claim, or a Priority Tax Claim.

1.94        “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

1.95        “Petition Date” means the date on which the Debtors commenced their Chapter 11 Cases.

1.96        “Plan” means this joint prepackaged chapter 11 plan of reorganization, including all appendices, exhibits, schedules, and supplements thereto (including any appendices, exhibits, schedules, and supplements to the Plan contained in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code, the terms hereof, and the terms of the Restructuring Support Agreement.

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1.97        “Plan Distribution” means the payment or distribution of consideration to holders of Allowed Claims in accordance with Articles IV and VI of the Plan.

1.98        “Plan Document” means any of the documents concerning the Plan to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents in the Plan Supplement.

1.99        “Plan Objection Deadline” means the deadline to object to confirmation of the Plan.

1.100      “Plan Sponsor” means (i) EDUH, if the EDUH Transaction is consummated, or (ii) CRB, if the CRB Transaction is consummated.

1.101      “Plan Sponsor New Equity” means, in exchange for the Direct Investment, the New Equity issued to the Plan Sponsor in connection with the EDUH Transaction or the CRB Transaction, as the case may be, in the amounts set forth in the Capital Schedule.

1.102      “Plan Supplement” means a supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court by not later than seven (7) Business Days before the Plan Objection Deadline which shall include (i) the New Corporate Governance Documents (to the extent they contain material changes to the existing documents), (ii) to the extent known and determined, the number and slate of directors to be appointed to the New Board, and any information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (iii) the Convertible Notes and Note Purchase Agreement, (iv) the Management Incentive Plan, if applicable, (v) the Investment Agreement, (vi) the Amended CRB Agreements and all documents related thereto, (vii) the Capital Schedule, (viii) the Schedule of Rejected Contracts, and (ix) the Schedule of Retained Causes of Action; provided, however, that, through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of the Plan and the Restructuring Support Agreement.

1.103      “Priority Non-Tax Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.104      “Priority Tax Claim” means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.105      “Professional Persons” means any Person retained by the Estates pursuant to an order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b)(2), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court; provided, however, that each of the professionals employed by CRB shall not be a “Professional Person” for purposes of the Plan.

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1.106       “Recharacterization Notice” means that certain Recharacterization Notice, dated October 30, 2023, delivered by CRB to the Debtors on or before the Petition Date.

1.107      “Reinstatement” means leaving a Claim Unimpaired under the Plan. “Reinstate,” “Reinstated,” and “Reinstating” shall have correlative meanings.

1.108      “Related Parties” means, with respect to any Person, such Person’s predecessors, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, and all of their respective equity holders (including shareholders), regardless of whether such interests are held directly or indirectly, current and former officers and directors, principals, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such Persons’ respective heirs, executors, estates, and nominees, in each case in their capacity as such.

1.109      “Released Parties” means, collectively, (i) the Sunlight Related Parties, (ii) the Debtors, (iii) the Reorganized Debtors, (iv) the Consenting Creditor, (v) the Consenting Equity Holders, (vi) the Plan Sponsor, (vii) the TRA Holders, and (viii) with respect to each of the foregoing Persons in clauses (ii) through (vii), such Persons’ Related Parties. Notwithstanding the foregoing, (i) solely with respect to the Causes of Action listed in the Schedule of Retained Causes of Action, any Person (other than the parties to the Restructuring Support Agreement and the Sunlight Related Parties) that is subject to any Cause of Action listed therein, shall not be a Released Party, (ii) except to the extent that a Person is a Sunlight Related Party, Related Parties of the Debtors and/or the Reorganized Debtors shall not be Released Parties unless such Person is also a Releasing Party, and (iii) a TRA Holder and its Related Parties shall only be Released Parties if such TRA Holder is also a Releasing Party.

1.110      “Releasing Parties” means, collectively, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Creditor, (iv) the Consenting Equity Holders, (v) the Plan Sponsor, (vi) the TRA Holders, and (vii) with respect to each of the foregoing Persons in clauses (i) through (vi), such Persons’ Related Parties; provided, however, that the Persons listed in the foregoing clause (vii) shall only be Releasing Parties with respect to Claims that such Persons could have legally asserted on behalf of the Persons in clauses (i)-(vi).

1.111      “Reorganized Debtor(s)” means with respect to each Debtor, such Debtor as reorganized as of the Effective Date in accordance with the Plan.

1.112      “Requisite Consenting Equity Holders” has the meaning set forth in the Restructuring Support Agreement.

1.113       “Reserve Account” means the account maintained by the Debtors ending in 6457, the monies in which are used to offset the Debtors’ repurchase and other obligations under the Loan Program Agreements.

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1.114      “Restructuring” means a restructuring of the Debtors to be effectuated pursuant to the Plan.

1.115      “Restructuring Expenses” means the reasonable and documented fees, costs, and expenses of (i) the Consenting Creditor’s Advisors, (ii) EDUH’s Advisors, but only to the extent provided under the Investment Agreement or Restructuring Support Agreement, and (iii) all parties whose fees and expenses are entitled to be paid under the DIP Orders.

1.116      “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of October 30, 2023, by and among the Debtors, the Plan Sponsor, the Consenting Creditor, and the Consenting Equity Holders, as the same may be amended, restated, or otherwise modified in accordance with its terms.

1.117      “Restructuring Transactions” means the transactions necessary to implement and effectuate the Restructuring as set out in the Plan and Plan Supplement, subject to the Restructuring Support Agreement.

1.118      “Schedule of Rejected Contracts” means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, and included in the Plan Supplement, as such schedule may be amended, modified, or supplemented from time to time.

1.119      “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action, included in the Plan Supplement, that shall vest in the Reorganized Debtors on the Effective Date, which, for the avoidance of doubt, shall not include any of the Causes of Action that are settled, released, or exculpated under the Plan.

1.120      “Schedules” means any schedules of Assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court.

1.121      “Secured Claim” means a Claim (i) secured by a Lien on Collateral to the extent of the value of such Collateral as (a) set forth in the Plan, (b) agreed to by the holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.122      “Securities Act” means the Securities Act of 1933, as amended.

1.123      “Security” means any “security” as such term is defined in section 101(49) of the Bankruptcy Code.

1.124      “Shareholder Agreement” means that certain shareholder agreement deemed to be entered into by the Reorganized Debtors and the holders of New Common Stock that will govern certain matters related to the governance of the Reorganized Debtors, in form and substance acceptable to the Consenting Creditor and the Plan Sponsor.

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1.125      “SL Financial Holdings” means SL Financial Holdings Inc., a Delaware corporation, and a Debtor.

1.126      “Solar Program Agreements” means (i) that certain Second Amended and Restated Loan Program Agreement, dated as of April 25, 2023, by and among Sunlight, as borrower, SL Financial Holdings, as guarantor, and CRB (as amended, restated, supplemented, or otherwise modified from time to time) and (ii) that certain Second Amended and Restated Loan Sale Agreement, dated as of April 25, 2023, by and between CRB and Sunlight (as amended, restated, supplemented, or otherwise modified from time to time).

1.127      “Solicitation” means the solicitation of votes on the Plan.

1.128      “Solicitation Materials” means any materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan.

1.129      “Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

1.130      “Statutory Fees” means fees payable pursuant to section 1930 of title 28 of the U.S. Code.

1.131      “Subordinated Interests” means any Claim against any Debtor subject to subordination pursuant to section 510 of the Bankruptcy Code that existed immediately before the Effective Date.

1.132      “Sunlight” means Sunlight Financial LLC, a Delaware limited liability company, and a Debtor.

1.133      “Sunlight Related Parties” means, in their capacities as such, any (i) current or former financial advisors, attorneys, accountants, investment bankers, and other professionals of the Debtors and/or the Reorganized Debtors, and (ii) any officer, director, manager, independent contractor or employee of the Debtors or/or the Reorganized Debtors that served in such capacity at any time from the Petition Date through and including the Effective Date.

1.134      “Supermajority TRA Holders” has the meaning set forth in the Tax Receivable Agreement.

1.135      “Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated July 9, 2021, by and between Sunlight, the TRA Holders, and the TRA Agent.

1.136      “TRA Agent” has the meaning of “Agent” as defined in the Tax Receivable Agreement.

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1.137      “TRA Amendment” means that certain Amendment to the Tax Receivable Agreement, dated October 30, 2023, by and among Holdings, the Supermajority TRA Holders, and the TRA Agent.

1.138      “TRA Early Termination Payment” has the meaning of “Early Termination Payment” as defined in the Tax Receivable Agreement.

1.139      “TRA Holders” has the meaning set forth in the Tax Receivable Agreement.

1.140      “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.141      “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware. “

1.2          Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in or exhibit to the Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof and the Restructuring Support Agreement. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in the Plan,” “of the Plan,” “to the Plan,” and “under the Plan,” respectively. The words “includes” and “including” are not limiting. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (iii) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3         Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4          Rights of Consenting Creditor and Plan Sponsor.

(a)           Notwithstanding anything herein to the contrary, any and all rights of the Consenting Creditor and/or the Plan Sponsor set forth in the Restructuring Support Agreement, the Investment Agreement, and/or the DIP Orders with respect to the form and substance of the Plan, the Disclosure Statement, the Disclosure Statement Motion, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, are incorporated herein by this reference and fully enforceable as if stated in full herein.

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(b)          Each of the Definitive Documents shall (i) contain terms and conditions consistent in all material respects with the Restructuring Support Agreement, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith, and (ii) shall otherwise be in form and substance reasonably acceptable to the Consenting Creditor, the Plan Sponsor, the Debtors, and, only insofar as they relate to the treatment or release of the Consenting Equity Holders thereunder, the Requisite Consenting Equity Holders.

1.5          Controlling Document.

In the event of an inconsistency between the Plan and any document in the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document; provided, however, that the terms of the Plan shall control over any inconsistencies between the Plan and the Restructuring Support Agreement, as provided in Section 2.01 of the Restructuring Support Agreement. In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II                          TREATMENT OF CERTAIN CLAIMS.

2.1          Treatment of Administrative Expense Claims.

Except to the extent an Allowed Administrative Expense Claim already has been paid during the Chapter 11 Cases or a holder of an Allowed Administrative Expense Claim, together with the Debtors and the Consenting Creditor, agrees to less favorable treatment with respect to such holder’s Claim, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Administrative Expense Claim, Cash equal to the unpaid portion of its Allowed Administrative Expense Claim, to be paid on the latest of: (i) the Effective Date, or as soon as reasonably practicable thereafter, if such Administrative Expense Claim is Allowed as of the Effective Date; (ii) the date such Administrative Expense Claim is Allowed, or as soon as reasonably practicable thereafter, if Allowed after the Effective Date; provided, however, that Allowed Administrative Expense Claims that arise postpetition in the ordinary course of the Debtors’ business shall be paid in the ordinary course of business, in each instance subject to and in accordance with the DIP Orders (including any budget attached thereto) and the terms and conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; or (iii) such other date as may be agreed upon between the Debtors (with the reasonable consent of the Consenting Creditor) or the Reorganized Debtors, as the case may be, and the holder of such Allowed Administrative Expense Claim.

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2.2          Treatment of Fee Claims.

(a)           All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is thirty (30) calendar days after the Effective Date, their respective applications for final allowances of compensation for services rendered, and reimbursement of expenses incurred between the Petition Date and the Effective Date and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court; provided, however, that any payment in respect of a final fee application shall be made after the entry of a Final Order approving such application and delineating the unpaid portion of fees and expenses with respect to such Professional Person. The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

(b)          On or before the Effective Date, the Debtors shall establish the Fee Escrow Account.  On the Effective Date, the Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of their actual, unpaid Fee Claims as of the Effective Date, provided that the Professional Persons shall deliver such good faith estimate and a detailed calculation thereof to the Debtors and the Consenting Creditor no later than five (5) Business Days prior to the Effective Date.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full.  To the extent surplus funds remain in the Fee Escrow Account after all Fee Claims have been resolved by the Bankruptcy Court or settled, such funds shall constitute property of the Reorganized Debtors upon the final resolution of such Fee Claims and shall be returned to the Reorganized Debtors at that time. The Fee Escrow Account shall be held in trust for Professional Persons and for no other Person until all Fee Claims Allowed by the Bankruptcy Court have been paid in full. Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by order of the Bankruptcy Court (i) within three (3) Business Days of the date upon which a Final Order relating to any such Allowed Fee Claim is entered or (ii) on such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and, as applicable, the Debtors (and the Consenting Creditor) prior to the Effective Date or, after the Effective Date, the Reorganized Debtors. The Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons pursuant to a Final Order of the Bankruptcy Court such Professional Persons shall have an Allowed Fee Claim for any such deficiency, which shall be satisfied in accordance with this Section 2.2 of the Plan.  No Liens, Claims, or interests shall encumber the Fee Escrow Account in any way.

(c)           Any objections to Fee Claims shall be served and filed (i) no later than twenty one (21) calendar days after the filing of the final applications for compensation or reimbursement or (ii) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

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2.3          Treatment of Priority Tax Claims.

Except to the extent a holder of an Allowed Priority Tax Claim, together with the Debtors (and the Consenting Creditor) or Reorganized Debtors, as applicable, agrees to a different treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Priority Tax Claim, each such holder shall be paid, at the option of the Debtors (and the Consenting Creditor) or Reorganized Debtors, as applicable, the unpaid portion of the Allowed Priority Tax Claim to the extent such Claims are Allowed, (i) in the ordinary course of the Debtors’ business, consistent with past practice, (ii) paid in full in Cash on the Effective Date, or (iii) in installment payments over a period of time not to exceed five (5) years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

2.4          Payment of Restructuring Expenses.

The Restructuring Expenses are Allowed Administrative Expense Claims and shall be paid in full in Cash in accordance with the DIP Orders or the terms of the Restructuring Support Agreement, as applicable, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated in good faith prior to and as of the Effective Date and such estimates shall be delivered to the Debtors and the Consenting Creditor at least five (5) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses, which are payable in full by the Debtors regardless of any estimation with any excess of estimated amounts over actual amounts to be reverted to the Reorganized Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay when due and in the ordinary course (before or after the Effective Date), Restructuring Expenses related to the implementation, consummation, and defense of the Plan, whether incurred before, on or after the Effective Date.

ARTICLE III                         CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1          Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, however, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2          Formation of Debtor Groups for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal Entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities.

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3.3          Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (i) Impaired and Unimpaired under the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (Presumed to Accept)
Class 2	Other Secured Claims	Unimpaired	No (Presumed to Accept)
Class 3	CRB Claims	Impaired	Yes
Class 4	General Unsecured Claims	Unimpaired	No (Presumed to Accept)
Class 5	Intercompany Claims	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)
Class 6	Existing Interests	Impaired	No (Deemed to Reject)
Class 7	Intercompany Interests	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)

3.4          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

Notwithstanding anything to the contrary in the Plan, Plan Supplement, or Confirmation Order, until a Claim arising prior to the Effective Date in Classes 1, 2, and 4 (excluding Claims for damages related to the rejection of executory contracts and unexpired leases (“Rejection Damages Claims”)), or which is an Administrative Claim (other than any Cure Amount that is disputed in accordance with Section 8.3 of this Plan and subject to the jurisdiction of the Bankruptcy Court (“Disputed Cure Amount Claims”)) or Priority Tax Claim (collectively, the “Unimpaired Claims”) has been (x) paid in full in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction: (a) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred, or enjoined, (b) the property of each of the Debtors’ Estates that vests in the applicable Reorganized Debtor pursuant to the Plan shall not be free and clear of such Claims, and (c) any Liens of holders of Unimpaired Claims shall not be deemed released. Holders of Unimpaired Claims shall not be required to file a proof of Claim with the Bankruptcy Court, except for Rejection Damages Claims. Holders of Unimpaired Claims other than those holding Rejection Damages Claims or Disputed Cure Amount Claims shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable non-bankruptcy law to pursue their Claims against the Debtors or Reorganized Debtors or other Entity in any forum with jurisdiction over the parties. The Debtors and Reorganized Debtors shall retain all defenses, counterclaims, rights to setoff, and rights to recoupment as to Unimpaired Claims, Rejection Damages Claims and Disputed Cure Amount Claims. If the Debtors or the Reorganized Debtors dispute any Unimpaired Claim, such dispute shall be determined, resolved or adjudicated in the manner as if the Chapter 11 Cases had not been commenced, except with respect to Rejection Damages Claims and Disputed Cure Amount Claims, which shall be determined, resolved or adjudicated as set forth in Sections 8.2 or 8.3 of the Plan, respectively.

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3.5          Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.6          Voting; Presumptions; Solicitation.

(a)           Acceptance by Certain Impaired Classes. Only holders of Claims in Class 3 are entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Holders of Claims in Class 3 shall receive ballots containing detailed voting instructions.

(b)           Presumed Acceptance by Unimpaired Classes. Holders of Claims or Interests in Classes 1, 2, 4, 5 (if so treated), and 7 (if so treated) are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such holders are not entitled to vote to accept or reject the Plan.

(c)           Deemed Rejection by Certain Impaired Classes. Holders of Claims or Interests in Classes 5 (if so treated), 6, and 7 (if so treated) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such holders are not entitled to vote to accept or reject the Plan.

3.7          Cramdown.

As to any Class deemed to reject the Plan, the Debtors shall seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

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3.8          No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtors’ or other Person’s right to object on any basis to any Claim.

ARTICLE IV                        TREATMENT OF CLAIMS AND INTERESTS.

4.1          Class 1: Other Priority Claims.

(a)	Classification: Class 1 consists of Other Priority Claims.

(b)	Treatment: Except to the extent that a holder of an Allowed Other Priority Claim, together with the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Priority Claim, each such holder shall be paid, to the extent such Claim has not already been paid at the option of the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, (x) in full in Cash (or in kind as to benefits of continuing employees) on or as soon as reasonably practicable after (i) the Effective Date, (ii) the date on which such Other Priority Claim against the Debtor becomes Allowed, or (iii) such other date as may be ordered by the Bankruptcy Court, or (y) be Reinstated on the Effective Date.

(c)	Impairment and Voting: Allowed Other Priority Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Priority Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Priority Claims.

4.2          Class 2: Other Secured Claims.

(a)	Classification: Class 2 consists of Other Secured Claims.

(b)	Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed Other Secured Claim, at the option of the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, (i) such holder shall receive payment in Cash in an amount equal to such Allowed Other Secured Claim, payable on the later of the (x) Effective Date, (y) the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, and (z) the date payable in the ordinary course of business, (ii) such holder’s Allowed Other Secured Claim shall be Reinstated, (iii) the Debtors (with the consent of the Consenting Creditor) or the Reorganized Debtors, as applicable, shall return to such holder its Collateral, or (iv) such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

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(c)	Impairment and Voting: Allowed Other Secured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Secured Claims.

4.3          Class 3: CRB Claims.

(a)	Classification: Class 3 consists of the CRB Claims.

(b)	Allowance:

(i)	The CRB Secured Claims are Allowed in the outstanding amount of not less than $114,247,926.34, plus all accrued interest, costs, charge offs, fees, and expenses under the Loan and Security Agreement, the Loan Program Agreements, and the Additional Advances Agreement.

(ii)	CRB Superpriority Claims are Allowed pursuant to section 507(b) of the Bankruptcy Code against the Debtors in the aggregate amount of $1.00.

(c)	Treatment: In full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed CRB Claim, on the Effective Date, the holder(s) of Allowed CRB Secured Claims will receive:

(i)	in respect of Allowed CRB Secured Claims other than such Claims arising under or based upon the Loan Program Agreements, (A) the Consenting Creditor New Equity, subject to dilution as provided by the Management Incentive Plan, by the conversion of any Convertible Notes following the Effective Date, by any issuance of New Equity (other than in connection with the Plan) that is validly effectuated by the Reorganized Debtors following the Effective Date, (B) payment in Cash on the earlier of January 31, 2024, and the date on which the transactions contemplated by the Note Purchase Agreement are consummated, in an amount equal to $4,391,415.34, and (C) the Debtors’ entry into the Amended and Restated Loan and Security Agreement; and

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(ii)	in respect of Allowed CRB Secured Claims arising under or based upon the Loan Program Agreements, (A) the Debtors’ entry into the Amended and Restated Loan Program Agreements and (B) payment in Cash on the date that is one year following the Effective Date in an amount equal to $850,000.

(d)	Impairment and Voting: The CRB Claims are Impaired. Holders of CRB Claims are entitled to vote on the Plan.

4.4          Class 4: General Unsecured Claims

(a)	Classification: Class 4 consists of General Unsecured Claims.

(b)	Treatment: Except to the extent that a holder of a General Unsecured Claim agrees to less favorable treatment with the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, the General Unsecured Claims shall be Reinstated, and the legal, equitable, and contractual rights of the holders of any Allowed General Unsecured Claim shall be unaltered by the Plan. On and after the Effective Date, the Reorganized Debtors shall continue to satisfy, dispute, pursue, or otherwise reconcile each General Unsecured Claim in the ordinary course of business.

(c)	Impairment and Voting: Allowed General Unsecured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed General Unsecured Claims.

4.5          Class 5: Intercompany Claims

(a)	Classification: Class 5 consists of Intercompany Claims.

(b)	Treatment: Intercompany Claims shall be reinstated, cancelled, compromised, or provided such other treatment as determined by the Reorganized Debtors in their reasonable discretion; provided that any reinstatement or unimpairment shall be solely for administrative or organizational convenience.

(c)	Impairment and Voting: Allowed Intercompany Claims are Impaired or Unimpaired. The holders of Allowed Intercompany Claims are either (i) deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan or (ii) conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan. The votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims.

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4.6          Class 6: Existing Interests

(a)	Classification: Class 6 consists of Existing Interests.

(b)	Treatment: On the Effective Date, all Existing Interests shall be canceled and deemed to reject the Plan, and holders of Existing Interests issued and outstanding as of the Effective Date shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing Interests.

(c)	Impairment and Voting: Existing Interests are Impaired. In accordance with section 1126(g) of the Bankruptcy Code, holders of Existing Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited.

4.7          Class 7: Intercompany Interests

(a)	Classification: Class 7 consists of Intercompany Interests in the Debtors.

(b)	Allowance: As of the Effective Date, the Intercompany Interests shall be Allowed solely for the purpose of maintaining the Debtors’ corporate structure.

(c)	Treatment: The Intercompany Interests shall be Reinstated solely for the purpose of maintaining the Debtors’ corporate structure, and the legal, equitable, and contractual rights of the holders of the Intercompany Interests shall be unaltered by the Plan.

(d)	Impairment and Voting: Allowed Intercompany Interests are either Unimpaired, in which case the holders of such Intercompany Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, in which case the holders of such Intercompany Interests conclusively are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Intercompany Interests are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Intercompany Interests.

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ARTICLE V                          MEANS FOR IMPLEMENTATION.

5.1          Separate Plans.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor.

5.2          No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

5.3          Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Restructuring Support Agreement and the TRA Amendment, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, equitable, and subordination rights that a holder of a Claim or Interest may have with respect to such Claim or Interest or any distribution to be made on account of an Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

Notwithstanding any other provision in the Plan, the settlements are approved among the parties that have agreed to them or are deemed to have agreed to them (including pursuant to Section 5.17 of this Plan), and the treatment of Claims and Interests is being afforded pursuant to confirmation of the Plan by satisfying the requirements of section 1129 of the Bankruptcy Code.

5.4          [Reserved.]

5.5          Continued Corporate Existence; Effectuating Documents; Further Transactions.

(a)           The Debtor corporate Entities shall continue to exist after the Effective Date as Reorganized Debtors as private companies in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Corporate Governance Documents. The charter, bylaws, limited liability company agreements and other organizational documents of New Sunlight and each of its subsidiaries will be amended or amended and restated consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable, and otherwise in accordance with the Plan and the Restructuring Support Agreement. Such organizational documents (including, without limitation, those of New Sunlight) shall have customary protections for minority shareholders, including the following: (i) drag-along rights, (ii) pro rata tag-along rights, (iii) preemptive rights, (iv) registration rights for additional equity issued after the Effective Date (including, as applicable, the Plan Sponsor New Equity, the Consenting Creditor New Equity, and other New Equity issued in connection with any Management Incentive Plan), and (v) customary information rights, in each case, as set forth in the Plan Supplement.

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(b)           On or after the Effective Date, the Reorganized Debtors may, in their sole discretion, take such action as permitted by applicable law and the New Corporate Governance Documents, including those the Reorganized Debtors determine are reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation, causing (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an Affiliate of a Reorganized Debtor, (ii) a Reorganized Debtor to be dissolved, (iii) the legal name of a Reorganized Debtor to be changed, or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter, and such action and documents are deemed to require no further action or approval (other than any requisite filings required under the applicable state, provincial and federal or foreign law).

(c)           On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any applicable transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable Entities agree, (iii) the filing of appropriate certificates or articles of incorporation or formation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law, (iv) the Restructuring Transactions, and (v) all other actions (or inaction) that the applicable Entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law. Any action described in this Section 5.5 may be effective as of the Effective Date without any further action by any shareholder, director, manager, board, or member of the Debtors or the Reorganized Debtors.

5.6          Plan Funding and Investment Transactions.

Subject to the terms and conditions of the Plan and the Investment Agreement, including any consents or approvals required under each of the foregoing, and regardless of which transaction, the EDUH Transaction or the CRB Transaction, is consummated, (i) upon the Effective Date, the Plan Sponsor New Equity shall be issued to the Plan Sponsor in the percentage set forth in the Capital Schedule, (ii) upon the Effective Date, the Consenting Creditor New Equity shall be issued to the Consenting Creditor in the percentage set forth in the Capital Schedule, and (iii) upon the date that is the earlier of January 31, 2024, and the date on which the transactions contemplated by the Note Purchase Agreement are consumated, the Convertible Notes will be issued pursuant to the Note Purchase Agreement. The proceeds of the Direct Investment may be used for general corporate purposes. Plan Distributions shall be funded from the Debtors’ Cash on hand, including (i) the proceeds of the Direct Investment, (ii) the proceeds, if any, provided in exchange for the Convertible Notes pursuant to the Note Purchase Agreement, and (iii) the Escrowed Funds, if applicable. For the avoidance of doubt, the CRB Transaction shall only be consummated if (w) EDUH terminates the Investment Agreement in accordance with its terms, (x) the Debtors (with the consent of CRB, not to be unreasonably withheld) terminate the Investment Agreement in accordance with its terms because of EDUH’s breach, (y) the Debtors (with the consent of CRB) terminate the Investment Agreement for failure to meet a Milestone (as defined in the Restructuring Support Agreement), or (z) the Debtors and CRB jointly send EDUH a Breach Notice because of a breach of the Restructuring Support Agreement by EDUH, and such breach is not remedied or the Breach Notice is not withdrawn within the time stipulated in the Breach Notice, in which case, the Debtors will file a notice with the Bankruptcy Court designating CRB as the new Plan Sponsor. Upon the consummation of a CRB Transaction in accordance with the Investment Agreement, CRB shall own one hundred percent (100%) of the New Equity as a result of CRB’s consummation of the Investment Agreement and CRB’s consent to the treatment of the CRB Claims provided under the Plan.

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5.7          Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution or other treatment under the Plan and except as otherwise set forth in the Plan, or in any Plan Document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other documents evidencing any Claims or Interests in Classes 3, 6, or 7 (except such agreements, instruments, notes, certificates, indentures, mortgages, security documents, and or documents evidencing any such Claims or Interests that are Reinstated pursuant to the Plan) and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect and the obligations of the Debtors (and, therefore, the Reorganized Debtors) thereunder shall be deemed fully satisfied, released, and discharged. Except as set forth herein, the holders of or parties to such cancelled instruments, Securities, and other documentation shall have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

5.8          Cancellation of Certain Existing Security Interests.

Unless such Claims are satisfied by return of Collateral to the creditor, upon the Effective Date or promptly thereafter, the holder of any Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, releases, and/or other documents concerning all security interests with respect to its Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, lis pendens, or similar interests.

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5.9          Officers and Boards of Directors.

(a)           On the Effective Date, the New Board shall consist of the number of directors prescribed in the Plan Supplement. The composition of the board of directors of New Sunlight, as applicable, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code and otherwise as required by applicable law, rule, or regulation. The New Board shall be selected as follows:

(i)	If the Debtors consummate the EDUH Transaction: As more fully set forth in the Shareholder Agreement, the New Board shall consist of at least six (6), but up to seven (7), directors and two (2) observers who shall be chosen as follows: (A) The Plan Sponsor shall have the right to appoint (x) two (2) board members if the Plan Sponsor owns at least fifty percent (50%) of the then outstanding New Common Stock (including shares of New Common Stock issued or issuable upon conversion of the New Preferred Stock), and (y) one (1) board member if the Plan Sponsor owns less than fifty percent (50%) of the then outstanding New Common Stock (including shares of New Common Stock issued or issuable upon conversion of the New Preferred Stock); (B) CRB shall have the right to appoint (x) one (1) board member if CRB owns twenty percent (20%) to fifty percent (50%) of the then outstanding New Common Stock (based upon the CRB As-Converted Determination), and (y) two (2) board members if CRB owns more than fifty percent (50%) of the then outstanding New Common Stock (based upon the CRB As-Converted Determination); and (C) the Plan Sponsor and CRB shall mutually agree upon the appointment of (x) two (2) independent board members and (y) the chief executive officer of the Reorganized Debtors. Additionally, (1) the Plan Sponsor have the right to appoint one (1) non-voting observer to the New Board and (2) for so long as CRB owns less than twenty percent (20%) of the then outstanding New Common Stock (based upon the CRB As-Converted Determination) CRB shall each have the right to appoint one (1) non-voting observer to the New Board. For purposes of calculating the total ownership of then outstanding New Equity, such calculation shall (A) exclude any future dilution on account of the Management Incentive Plan and (B) treat any then outstanding Convertible Notes on a fully-converted basis.

(ii)	If the Debtors consummate the CRB Transaction: The New Board shall consist of seven (7) board members and shall be selected by CRB; provided that, (A) the chief executive officer of the Reorganized Debtors shall be a member of the New Board, and (B) at least two (2) such members shall be independent board members.

(b)          Except as otherwise provided in the Plan Supplement, the officers of the Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. After the Effective Date, the selection of officers of the Reorganized Debtors shall be determined by the New Board in accordance with the New Corporate Governance Documents.

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(c)           Except to the extent that a member of the board of directors of the Debtors continues to serve as a director of the Reorganized Debtors on and after the Effective Date, the members of the board of directors of the Debtors prior to the Effective Date, in their capacities as such, shall have no continuing obligations or duties to the Reorganized Debtors, and shall be entitled to no compensation or benefits, on or after the Effective Date and each such director shall be deemed to have resigned or shall otherwise cease to be a director of the Debtors on the Effective Date. Commencing on the Effective Date, each of the directors of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of the Reorganized Debtors and may be replaced or removed in accordance with such organizational documents.

5.10       Management Incentive Plan.

Within ninety (90) calendar days following the Effective Date, the Reorganized Debtors will enter into the Management Incentive Plan. The participants and the amounts allocated under the Management Incentive Plan and other terms and conditions thereof shall be determined in the sole discretion of the New Board and in accordance with the Investment Agreement; provided, however, that the Management Incentive Plan shall consist only of common stock, warrants, options, restricted stock units, or other instruments or securities exercisable or convertible into New Common Stock, the amount of which shall not exceed the amounts set forth in the Capital Schedule.

5.11       Authorization and Issuance of New Equity.

In the event the EDUH Transaction or the CRB Transaction occurs, on the Effective Date, New Sunlight is authorized to issue or distribute the New Equity and shall issue or distribute the New Equity in accordance with the Plan and the Capital Schedule (and in accordance with, where applicable, the Investment Agreement, the Convertible Notes, and/or the Management Incentive Plan), without the need for any further board, member, equity holder, or other corporate action. All of the New Equity issuable or distributable under the Plan, when so issued or distributed, shall be duly authorized, validly issued, fully paid and non-assessable (including, upon payment of the conversion price in accordance with the terms of the Convertible Notes, shares of New Preferred Stock issued upon the exercise thereof, if any). The organizational documents of New Sunlight shall authorize a sufficient amount of New Equity to effectuate the issuance or distribution of New Equity contemplated by and in connection with the Plan, including, if applicable, the Investment Agreement, the Convertible Notes, and the Management Incentive Plan, and New Sunlight shall issue or reserve for issuance a sufficient amount of New Equity to effectuate all such issuances. The organizational documents of New Sunlight, as applicable, shall be binding, unless otherwise specifically set forth therein, on all Entities receiving New Equity (and their respective successors and assigns) whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any organizational documents of New Sunlight.

5.12       Amended CRB Agreements.

(a)           On the Effective Date, the Amended CRB Agreements shall be executed and delivered by the Reorganized Debtors substantially in the form contained in the Plan Supplement, and the Reorganized Debtors shall be authorized and directed to execute, deliver, and enter into such documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests. The Amended CRB Agreements shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Amended CRB Agreements are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

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(b)          Confirmation of the Plan shall constitute (i) approval of the Amended CRB Agreements, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the Amended CRB Agreements and (ii) authorization to enter into and perform under the Amended CRB Agreements.

(c)           On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the Amended CRB Agreements, (i) shall be approved hereby and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable first priority Liens (with first priority obligation of payment) on, and security interests in, the Collateral described in the Amended CRB Agreements, and (ii) shall not be subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(d)          The Reorganized Debtors and CRB are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, territorial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(e)          Notwithstanding anything to the contrary in the Plan, the Bankruptcy Court shall have no jurisdiction over any matters first arising and accruing under or with respect to the Amended CRB Agreements after the Effective Date.

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5.13        Restructuring Transactions.

(a)           On or as soon as reasonably practicable after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the applicable Restructuring Transactions and Plan Documents, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, cancellation, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, cancellation, or dissolution pursuant to applicable foreign, state, territorial, provincial, or federal law, (iv) the execution and delivery of any applicable Definitive Documents not already executed and delivered, (v) the issuance of Securities in accordance with the Plan, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, and (vi) all other actions necessary or appropriate to fully effectuate the Plan and the applicable Plan Documents, including making filings or recordings that may be required by the Amended CRB Agreements or applicable law.

(b)           To the extent practicable, the Restructuring and the Restructuring Transactions contemplated by the Plan and Restructuring Support Agreement shall be structured, with the reasonable consent of the Debtors, CRB, and the Plan Sponsor, (i) to preserve favorable tax attributes of the Debtors, such as existing net operating loss carryforwards and/or tax credits and (ii) in a tax-efficient manner for the Debtors (including New Sunlight) and all equity holders.

(c)           Each officer, manager, or board member of the Debtors or the Reorganized Debtors is authorized to issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the applicable Plan Documents and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule except for those expressly required by the Plan.

(d)          Unless otherwise agreed, all matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, or any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the stockholders, members, board, managers, or directors of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, managers, directors, or officers, as applicable, of the Debtors or Reorganized Debtors.

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5.14       Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that are deemed to reject the Plan.

5.15       Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

5.16       Convertible Notes

(a)           On the Effective Date, the Note Purchase Agreement shall be executed by the Reorganized Debtors and CRB, and the Convertible Notes shall be issued in connection therewith by no later than January 31, 2024, substantially in the form contained in the Plan Supplement, and the Reorganized Debtors shall be authorized and directed to execute, deliver, and enter into such documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests. The Note Purchase Agreement, and any Convertible Notes issued thereunder, shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Note Purchase Agreement and Convertible Notes are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

(b)          Subject to the terms of the Note Purchase Agreement and the Convertible Notes, CRB shall have the right to convert the Convertible Notes (including any principal, interest, payment-in-kind interest, fees, or other amounts owing under the Note Purchase Agreement) to New Preferred Stock at the conversion rates set forth in the Note Purchase Agreement, thereby diluting then-outstanding New Preferred Stock; provided however, that CRB may not convert the Convertible Notes into New Preferred Stock until the day that is one (1) year after the Effective Date.

(c)           Confirmation of the Plan shall constitute (i) approval of the Note Purchase Agreement and the Convertible Notes, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the Note Purchase Agreement and Convertible Notes and (ii) authorization to enter into and perform under the Note Purchase Agreement and the Convertible Notes.

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(d)          Upon consummation of the transactions contemplated by the Note Purchase Agreement, all Liens and security interests granted pursuant to, or in connection with the Note Purchase Agreement and the Convertible Notes, (i) shall be approved hereby and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable first priority Liens (with first priority obligation of payment) on, and security interests in, the Collateral described in the Note Purchase Agreement and the Convertible Notes, and (ii) shall not be subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e)          The Reorganized Debtors and CRB are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, territorial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Notwithstanding anything to the contrary in the Plan, the Bankruptcy Court shall have no jurisdiction over any matters first arising and accruing under or with respect to the Note Purchase Agreement or the Convertible Notes after the Effective Date.

5.17       Effectiveness of the TRA Amendment

Prior to the Effective Date, Holdings and the Supermajority TRA Holders shall execute and deliver, or shall have already executed and delivered, the TRA Amendment, which shall provide, among other things and without limitation, that no TRA Early Termination Payment shall be payable by the Debtors or the Reorganized Debtors on account of the Tax Receivable Agreement before, on, or after the Effective Date. The Debtors shall be authorized and directed to execute, deliver, and enter into the TRA Amendment without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests. The TRA Amendment and the settlements and compromises contemplated thereunder and under the Restructuring Support Agreement, shall constitute a legal, valid, binding, and authorized joint and several obligation of the applicable Debtors or applicable Reorganized Debtors, enforceable in accordance with its terms, and such obligation shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order. Confirmation of the Plan shall constitute approval of the TRA Amendment and all settlements and compromises contemplated thereunder and under the Restructuring Support Agreement, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or Reorganized Debtors in connection therewith.

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The Debtors agree to indemnify, hold harmless, and defend the Supermajority TRA Holders and the TRA Agent, their Affiliates and each of their respective officers, directors, partners, shareholders, trustees, controlling persons, employees, agents, advisors, attorneys, and representatives (each, a “TRA Indemnitee”), from and against any and all liabilities incurred or suffered by or asserted against any TRA Indemnitee as a result of a third party claim arising from such TRA Indemnitee’s entry into the TRA Amendment. The foregoing indemnification obligation shall apply regardless of whether the third-party claim alleges a breach of contract, violation of statute, rule, regulation, or tort (including without limitation negligence) by a TRA Indemnitee.

ARTICLE VI                        DISTRIBUTIONS.

6.1          Distributions Generally.

The Disbursing Agent shall make all distributions to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2          Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, no postpetition interest shall accrue or be paid on any Claim.

6.3          Date of Distributions.

Unless otherwise provided in the Plan, any distributions and deliveries due and payable under the Plan shall be made on the Effective Date or as soon as practicable thereafter; provided, however, that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate.

6.4          Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims or Interests in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims or Interests after the Distribution Record Date. Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim or Interest occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

6.5          Distributions After Effective Date.

Distributions made after the Effective Date to holders of Claims that become Allowed Claims after the Effective Date shall be deemed to have been made on the Effective Date.

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6.6          Disbursing Agent.

The Disbursing Agent shall make all distributions under the Plan on and after the Effective Date as provided herein. The Disbursing Agent shall have no liability for any Claims or Interests, its sole role being to process the Plan Distributions. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use commercially reasonable efforts to provide the Disbursing Agent with the amounts of Claims and Interests and the identities and addresses of holders of Claims or Interests, in each case, as set forth in the Debtors or Reorganized Debtors’ books and records. The Debtors shall cooperate in good faith with the Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 6.16 of the Plan.

6.7          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, the Disbursing Agent shall make all distributions to any holder of an Allowed Claim as and when required by the Plan at (i) the address of such holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

6.8          Unclaimed Property.

(a)           On the earlier of (a) sixty (60) calendar days after the filing of a notice of unclaimed distributions, or (b) one (1) year after the date that any distribution to a holder is returned as undeliverable, all distributions payable on account of an Allowed Claim shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all Claims of any other Person (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

(b)           A distribution shall be deemed unclaimed if a distribution was returned or a holder has not (i) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (ii) given notice to the Disbursing Agent of an intent to accept a particular distribution; (iii) responded to the Disbursing Agent’s requests for information necessary to facilitate a particular distribution; or (iv) taken any other action necessary to facilitate such distribution.

6.9          Satisfaction of Claims.

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan on account of Allowed Claims or Allowed Interests shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims or Allowed Interests.

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6.10       Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.11       Fractional Shares.

Except as otherwise set forth in the Investment Agreement or the Capital Schedule, no fractional shares of New Equity shall be distributed. When any distribution would otherwise result in the issuance of a number of shares of New Equity that are not a whole number, the New Equity subject to such distribution shall be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (ii) fractions less than 1/2 shall be rounded to the next lower whole number. No consideration will be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Equity. Fractional shares of New Equity that are not distributed in accordance with this Section shall be returned to, and ownership thereof shall vest in, the Reorganized Debtors.

6.12       No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Allowed Claim.

6.13       Exemptions from Applicable Securities Laws.

(a)          The offer, issuance, and distribution under the Plan of the Consenting Creditor New Equity to CRB on account of the Allowed CRB Claims will be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The offer, sale, issuance, and distribution under the Plan of the Plan Sponsor New Equity to the Plan Sponsor, if any, and the offer, issuance, and distribution under the Plan of the Convertible Notes to the Holders of such Convertible Notes (including guarantees of the Convertible Notes and the New Preferred Stock issuable upon the conversion of the Convertible Notes, if any) will, in each case, be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 4(a)(2) of the Securities Act or Regulation D thereunder.

(b)          The Consenting Creditor New Equity issued under the Plan may be sold without registration under the Securities Act by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 2(a)(11) of the Securities Act and compliance with any applicable state securities laws, if any, and the rules and regulations of the U.S. Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments. The Plan Sponsor New Equity and the Convertible Notes (including guarantees of the Convertible Notes and the New Preferred Stock issuable upon the conversion of the Convertible Notes, if any) issued under the Plan will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and accordingly may not be sold, exchange, assigned or otherwise transferred except in transactions that are exempt from, or in transactions not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws.

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(c)          The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

(d)          The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Person (including The Depository Trust Company and any transfer agent for the New Equity) with respect to the treatment of the New Equity or the Convertible Notes to be issued under the Plan and the Note Purchase Agreement under applicable securities laws. The Depository Trust Company and any transfer agent for the New Equity shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity or the Convertible Notes (including guarantees of the Convertible Notes and the New Preferred Stock issuable upon the conversion of the Convertible Notes, if any) are exempt from registration and/or eligible for The Depository Trust Company book-entry delivery, settlement, and depository services. For the avoidance of doubt, nothing herein requires the Reorganized Debtors to utilize the services of The Depository Trust Company or a transfer agent.

(e)           Notwithstanding anything to the contrary in the Plan, no Person (including, for the avoidance of doubt, (i) the Plan Sponsor, (ii) the Consenting Creditor, (iii) The Depository Trust Company, and (iv) any transfer agent for the New Equity) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the issuance of the New Equity or the Convertible Notes (including guarantees of the Convertible Notes and the New Preferred Stock issuable upon the conversion of the Convertible Notes, if any) is exempt from registration and/or eligible for book-entry, delivery, settlement, and depository services or validly issued, fully paid, and nonassessable.

6.14       Setoffs and Recoupments.

Except as expressly provided in the DIP Orders, the Reorganized Debtors, or their designee, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, setoff or recoup against any Claim or Interest and any consideration to be provided pursuant to the Plan on account of such Claim or Interest, any and all Claims, rights, defenses, and Causes of Action of any nature whatsoever that a Reorganized Debtor or its successors may hold against the holder of such Claim or Interest; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any Claims, rights, defenses, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against the holder of such Claim or Interest.

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6.15       Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) process and send all applicable distributions or payments provided for under the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.16       Withholding and Reporting Requirements.

(a)          In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors and the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions made under the Plan shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the Disbursing Agent may require a holder of an Allowed Claim or Allowed Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms. If such form is requested and not submitted to the Disbursing Agent within ten (10) Business Days of the request, the Disbursing Agent may, in its discretion, either (i) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax or (ii) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution. If such form is requested and submitted to the Disbursing Agent within ten (10) Business Days of the request, the Disbursing Agent may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided, however, that the Disbursing Agent shall first notify the intended recipient of such contemplated sale and offer the intended recipient a reasonable opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale. The Disbursing Agent shall have the right not to make a distribution until its withholding obligation is satisfied pursuant to the preceding sentences. If an intended recipient of a non-Cash distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this Section and such Person fails to comply before the date that is 120 calendar days after the request is made, the amount of such distribution shall irrevocably revert to the Reorganized Debtors and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Reorganized Debtors or their respective property. Any amounts withheld pursuant to this Section 6.16 shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Disbursing Agent may require a holder of an Allowed Claim or Allowed Interest to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms, prior to making any distribution.

(b)          Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

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ARTICLE VII                       PROCEDURES FOR RESOLVING CLAIMS.

7.1          Disputed Claims Process.

Consistent with section 3.4 of the Plan, the holders of Claims, other than the holders of Rejection Damages Claims, Disputed Cure Amount Claims and Subordinated Interests, shall not be subject to any Claims resolution process in the Bankruptcy Court. Except for proofs of Claim in respect of Rejection Damages Claims, any filed Claim, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn. The Debtors and the Reorganized Debtors, as applicable, shall be permitted to seek the classification of any Claim as a Subordinated Interest by filing an objection to or other pleading with respect to such Claim with the Bankruptcy Court and shall not be required to commence an adversary proceeding to effect such classification. From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2          Objections to Claims.

Except insofar as a Claim is expressly Allowed in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim or Interest. Any objections to Claims shall be served and filed on or before the later of (i) two (2) years after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court. The expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims other than through an objection to a Claim and/or to proof of such Claim.

7.3          Resolution of Disputed Claims.

If any portion of a Claim is Disputed, such Claim shall not be an Allowed Claim. On and after the Effective Date, the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims on behalf of the Debtors without approval of the Bankruptcy Court, other than with respect to Fee Claims. The Reorganized Debtors shall succeed to the rights and defenses of the Debtors to any such objections, which rights and defenses are fully preserved.

7.4          Payment and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.5          Amendments to Claims

On or after thirty (30) days after the Effective Date, except as expressly provided in the Plan or the Confirmation Order, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors. Absent such authorization, any new or amended Claim filed more than thirty (30) days after the Effective Date shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

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7.6          Distributions after Allowance.

After such time as a Disputed Claim becomes an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Plan, without interest. Such distributions shall be made as soon as practicable after the date that such Disputed Claim becomes an Allowed Claim.

7.7          Disallowance of Claims.

Except as to Claims in Class 3 or to the extent otherwise agreed to by the Debtors (and the Consenting Creditor) or the Reorganized Debtors, as applicable, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code. Holders of such Claims may not receive any distributions on account of such Claims until such time as all Causes of Action against that Person have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Person have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

7.8          Estimation of Claims.

The Debtors or the Reorganized Debtors, as applicable, may (i) determine, resolve, and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (ii) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim, including, without limitation, at any time during litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.

7.9         No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

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7.10       Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.11       Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

7.12       Insured or Otherwise Satisfied Claims.

If any portion of a Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Claim until the holder of such Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that an insurer or any non-Debtor agrees to satisfy a Claim in whole or in part, then immediately upon such agreement, the holder of the Claim shall notify the Debtors or the Reorganized Debtors, as applicable, and the portion of such Claim so satisfied shall be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

ARTICLE VIII                      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1          General Treatment.

(a)           As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Effective Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b)          Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections (including those listed on the Schedule of Rejected Contracts) provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law. For the avoidance of doubt, the Debtors are authorized to perform, or continue to perform, under any executory contract or unexpired lease assumed pursuant to the Plan prior to the Effective Date. Notwithstanding anything to the contrary herein, all Employment Agreements, as may be amended or modified, shall be deemed assumed by the applicable Reorganized Debtor on the Effective Date.

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(c)           With respect to all executory contracts and unexpired leases that are assumed, any provision in any such executory contract or unexpired lease that:

(i)            prohibits, restricts, or conditions the assumption and/or assignment, or purports to prohibit, restrict, or condition the assumption and/or assignment (including any “change of control” provision) of such agreement or allows any party to such agreement to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assumption and/or assignment of such agreement constitutes an unenforceable anti-assignment and/or discrimination provision and is void and of no force and effect.

(ii)            provides for modification, breach, or termination, or deemed modification, breach, or termination, on account of or related to: (A) the commencement or continuation of the Chapter 11 Cases, (B) the insolvency or financial condition of any of the Debtors at any time, (C) the Debtors’ assumption and/or assignment of such agreement, (D) a change of control or similar occurrence, or (E) the consummation of the Plan, the Plan Documents, or the Restructuring Transactions, is modified so as not to entitle the non-Debtor party thereto to prohibit, restrict, or condition assumption and/or assignment, to modify, terminate, or declare a breach or default under such agreement, or to exercise any other breach- or default-related rights or remedies with respect thereto, including any provision that purports to allow the non-Debtor party thereto to terminate or recapture such agreement, impose any penalty thereunder, condition any renewal or extension thereof, impose any rent acceleration or assignment fee, or increase or otherwise impose any other fees or other charges in connection therewith.

(d)           All provisions referenced in Section 8.1(c) above constitute unenforceable anti-assignment provisions that are void and of no force and effect pursuant to sections 365(b), 365(e), 365(f), and 525 of the Bankruptcy Code. The consummation of the Plan and the implementation of the Restructuring Transactions is not intended to, and shall not, constitute a “change of control” or “change in control” under any lease, contract, or agreement to which a Debtor is a party, except as expressly set forth herein.

(e)           Upon the Debtors’ assumption of an executory contract or unexpired lease as of the Effective Date (whether pursuant to the Plan or any other motion or order), subject to the resolution of any dispute regarding the Cure Amount in accordance with Section 8.3 of the Plan, no default or other unperformed obligations of a Debtor arising on or prior to the Effective Date shall exist, and each non-Debtor party is forever barred, estopped, and permanently enjoined from (i) declaring a breach or default under such agreement for any act or omission occurring on or prior to the Effective Date, (ii) raising or asserting against the Debtors, the Estates, or the Reorganized Debtors, or the Assets or property of any of them, any fee, default, termination, breach, Claim, Cause of Action, or condition arising under or related to the agreement based upon a fact or circumstance that occurred on or prior to the Effective Date, or (iii) taking any other action as a result of any Debtor’s financial condition, bankruptcy, or failure to perform any of its obligations under the agreement. Each non-Debtor party to such an agreement is also forever barred, estopped, and permanently enjoined from (y) asserting against the Debtors, the Estates, or the Reorganized Debtors, or the Assets or property of any of them, any breach, default, Claim, or Cause of Action arising out of any indemnity or other obligation or warranties for acts, omissions, or occurrences arising or existing on or prior to the Effective Date, or, against the Reorganized Debtors, any counterclaim, setoff, or any other Claim or Cause of Action that was or could have been asserted or assertable against the Debtors or the Estates and (z) imposing or charging against the Reorganized Debtors or their Affiliates any rent accelerations, assignment fees, increases, or any other fees or charges as a result of assumption of the agreement.

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(f)           Any Person that may have had the right to consent to the assumption and/or assignment of an executory contract or unexpired lease has consented to such assumption and/or assignment for purposes of section 365 of the Bankruptcy Code if such Person failed to object timely to the assumption of such agreement, and the Reorganized Debtors have demonstrated adequate assurance of future performance with respect to such agreement pursuant to section 365 of the Bankruptcy Code.

8.2         Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) calendar days after the later of (i) the Effective Date or (ii) the effective date of rejection of such executory contract or unexpired lease.

8.3         Determination of Assumption and Cure Disputes; Deemed Consent.

(a)          Any monetary amounts by which any executory contract or unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof or as soon as reasonably practicable thereafter. Following the Petition Date, the Debtors shall have served a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume such contracts or leases in connection with the Plan.

(b)          Cure Amount disputes may be resolved by the Debtors or Reorganized Debtors and the applicable counterparty in the ordinary course, and the agreed-upon amounts shall be paid by the Debtors or Reorganized Debtors in the ordinary course. If there is a dispute regarding (a) any Cure Amount, (b) the ability of the Debtors to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, such dispute shall, at the Debtors’ or the Reorganized Debtors’ discretion, be heard by the Bankruptcy Court prior to such assumption being effective; provided, however, that, the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding assumption without any further notice to any party or any action, order, or approval of the Bankruptcy Court. The Debtors reserve the right to reject any executory contract or unexpired lease not later than thirty (30) calendar days after the entry of a Final Order resolving any dispute regarding assumption.

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(c)           Any counterparty to an executory contract or unexpired lease that fails to object within ten (10) calendar days to any initial notice of the proposed assumption and assignment of such executory contract or unexpired lease shall be deemed to have assented to such assumption and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption thereafter.

(d)          Assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims, breaches or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including in respect of provisions restricting the change in control or ownership interest composition, concerning the filing or impact of a bankruptcy, concerning lack of consent, or otherwise arising under any assumed executory contract or unexpired lease at any time before or upon the effectiveness of the assumption. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assigned shall be disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Person, upon the assumption of such contract or unexpired lease.

8.4          Compensation and Benefit Plans.

Except as otherwise provided under Section 5.10 of the Plan, all Employment Agreements, employment policies, and compensation and benefits plans, policies, and programs of the Debtors as of the Petition Date applicable to their respective employees or retirees (for the avoidance of doubt, not including directors), including all savings plans, retirement plans, healthcare plans, disability plans, incentive plans, and life and accidental death and dismemberment insurance plans are deemed to be, and shall be treated as, executory contracts under the Plan and, on the Effective Date, will be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code unless otherwise modified prior to the Effective Date; provided that no right to receive any Existing Interests shall be assumed or enforceable.

8.5          Indemnification Obligations.

Notwithstanding any other provision in the Plan, each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise.  Each Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, Impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such Indemnification Obligation arose.

8.6          Insurance Policies.

Notwithstanding any other provision in the Plan, all insurance policies to which any Debtor is a party as of the Effective Date (including any “tail policy”) shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Reorganized Debtors and shall continue as obligations of the Debtors or Reorganized Debtors in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors, as applicable.

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8.7          Intellectual Property Licenses and Agreements.

Notwithstanding any other provision in the Plan, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors.  Unless otherwise noted hereunder, as applicable, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8          Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all written and binding modifications, amendments, supplements, restatements, or other agreements with respect to such executory contract or unexpired lease, without regard to whether such agreement, instruments, or other document is listed in any notices of assumed contracts.

8.9          Reservation of Rights.

(a)          Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective Affiliates has any liability thereunder.

(b)          Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease, each of which is expressly reserved and preserved.

(c)          Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities (if any) of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)          If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease without liability (for Cure Amounts or otherwise).

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ARTICLE IX                         CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE.

9.1          Conditions Precedent to Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)           The Definitive Documents shall contain terms and conditions consistent with the Restructuring Support Agreement and the Plan;

(b)          The Debtors and the Plan Sponsor shall have approved the Definitive Documents in accordance with their own organizational documents and applicable non-bankruptcy law;

(c)          The Restructuring Support Agreement, the Investment Agreement, and the TRA Amendment shall not have been terminated and shall be in full force and effect;

(d)          The Note Purchase Agreement shall have been executed and delivered by the Reorganized Debtors in a form acceptable to the Consenting Creditor;

(e)          All governmental and third party approvals and consents, including Bankruptcy Court approval, necessary in connection with the Restructuring Transactions shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions;

(f)           The Escrowed Funds, as applicable, shall have been released to the Debtors by the Escrow Agent in accordance with the Escrow Agreement;

(g)          The Amended CRB Agreements and the Exclusivity Agreement shall have been executed and delivered by the Reorganized Debtors substantially in the form contained in the Plan Supplement, which shall be acceptable to the Consenting Creditor;

(h)          In the event of an EDUH Transaction, the portion of the Direct Investment not constituting Escrowed Funds shall have been paid in full;

(i)            In the event of a CRB Transaction, the Direct Investment shall be in full force and effect and delivered;

(j)            The New Equity shall have been issued and allocated;

(k)           The amounts payable for Restructuring Expenses pursuant to Section 2.4 shall have been paid in full;

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(l)           The Debtors shall have taken all other actions necessary to consummate the Restructuring Transactions hereunder as required under the Plan and the Investment Agreement, as applicable;

(m)          The Plan and Confirmation Order shall (1) with respect to the Confirmation Order, have been entered and constitute a Final Order, (2) not be stayed and no material adverse conditions shall have been imposed on the transactions contemplated by the Definitive Documents, and (3) not have been amended or modified in a manner not permitted by the Restructuring Support Agreement absent the prior written consent of the Consenting Creditor or, in the case of an EDUH Transaction, EDUH;

(n)          The Debtors shall have assumed the Recharacterization Notice and all obligations thereunder;

(o)          All Recharacterized Solar Loan Holdback Amounts (as defined in the Recharacterization Notice) shall have been funded and/or returned to the Non-PTO Escrow Account (as defined in the Recharacterization Notice) on the Effective Date;

(p)          The Debtors shall have deposited into the Reserve Account an amount equal to (i) all funds withdrawn from such account pursuant to the DIP Orders (other than any amounts advanced pursuant to the Additional Advances Agreement for which treatment is otherwise provided for under Section 4.3 of this Plan) plus (ii) all funding obligations accrued but not funded by the Debtors with respect to such account in connection with Non-Portfolio Loans (as defined in the Amended CRB Agreements) originated by CRB post-petition; and

(q)          All Allowed Fee Claims shall have been paid in full or amounts sufficient to pay such Fee Claims after the Effective Date shall have been placed in the Fee Escrow Account.

9.2          Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the entry of the Effective Date may not be waived, in whole or in part, without the express, prior, written consent of the Debtors, the Plan Sponsor, and the Consenting Creditor, each in its sole discretion; provided, however, that waiver of the conditions precedent in Section 9.1(k) and/or Section 9.1(q) shall require the consent of the affected Professional Person(s); and provided further, that in the case of a CRB Transaction, no consent shall be required from EDUH. If any such condition precedent is waived pursuant to this Section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied. The waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court. If the Plan is confirmed for fewer than all of the Debtors, the Debtors for whom the Plan was confirmed may seek the written consent of the Consenting Creditor and the Plan Sponsor to only satisfy the conditions applicable to the Debtors for which the Plan was confirmed and, if granted, consummate the Plan only as to those Debtors on the Effective Date.

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(b)          Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.

(c)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

(d)          Notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3          Effect of Failure of a Condition to the Effective Date.

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Consenting Creditor, the Plan Sponsor or any other Person.

9.4          Effect of Effective Date.

The occurrence of the Effective Date shall constitute substantial consummation of the Plan in accordance with section 1101(2) of the Bankruptcy Code.

ARTICLE X                          EFFECT OF CONFIRMATION.

10.1       Binding Effect.

Subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether any such holders (i) were Impaired or Unimpaired under the Plan, (ii) were presumed to accept or deemed to reject the Plan, (iii) failed to vote to accept or reject the Plan, (iv) voted to reject the Plan, or (v) received any distribution under the Plan.

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10.2       Vesting of Assets.

Except as otherwise provided in the Plan or any Plan Document, including the Convertible Notes, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Debtors or their Estates, including all Claims, rights, defenses, and Causes of Action and any property or Assets acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Causes of Action against the Debtors or their Estates, Liens, encumbrances, charges, and other interests (including Interests) of any and every type, kind, or nature whatsoever. Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may take any action, including the operation of their business, and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for the Debtors’ Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.3       Discharge of Claims Against and Interests in Debtors.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, the Plan Documents or in the Confirmation Order, each holder (as well as any trustee or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Liens, interests (including Interests), rights, and liabilities that arose prior to or on the Effective Date. Except as otherwise expressly provided in the Plan, the Plan Documents or in the Confirmation Order, upon the Effective Date, all such holders of Claims, Liens, interests (including Interests), rights, and liabilities and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such Claim, Lien, interest (including Interests), right, or liability in or against the Estates, Debtors or Reorganized Debtors or any of their Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases thereof were known or existed prior to or on the Effective Date.

10.4       Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5       Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims or Interests and all other parties in interest, along with their respective present and former Affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date; provided, however, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, DIP Orders, Plan, Plan Documents and the conditions precedent to the Effective Date shall be unaffected hereby.

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10.6       Plan Injunction.

(a)           Except as otherwise provided in the Plan, the Plan Documents, or the Confirmation Order, upon the entry of the Confirmation Order, but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in any of the Debtors and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, are thereafter permanently enjoined from: (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, Cause of Action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property or Assets of any of the foregoing, or any direct or indirect transferee of any property or Assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(i) or any property or Assets of any such transferee or successor, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property or Assets, or any direct or indirect transferee of any property or Assets of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(ii) or any property or Assets of any such transferee or successor, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property or Assets, or any direct or indirect transferee of any property or Assets of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (a)(iii) or any property or Assets of any such transferee or successor, (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan, and the Plan Documents, to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents.

(b)          By accepting consideration or distributions pursuant to the Plan, each holder of a Claim or the holder of an Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this Section 10.6 of the Plan.

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10.7       Releases.

(a)          Releases by Debtors.

As of the Effective Date and to the maximum extent permitted by law, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, and the Debtors’ Estates, in each case on behalf of themselves and their respective successors, permitted assigns, and representatives and any and all other Persons or Entities that may purport to assert any Causes of Action derivatively, by or through the foregoing Persons or Entities, from any and all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, losses, remedies, contributions, indemnities, costs, or liabilities whatsoever, including any derivative Claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities laws, or otherwise that the Debtors, the Reorganized Debtors, or the Debtors’ Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of a Claim or Interest or other Person or Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests before or during the Debtors’ Chapter 11 Cases, the Restructuring Transactions, the DIP Orders, the Funding Commitment Backstop Agreement, the Convertible Notes, the TRA Amendment, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Plan Documents, the Restructuring Support Agreement, the TRA Amendment, and any exhibits or documents relating thereto, or the Solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes actual fraud, gross negligence, or willful misconduct as determined by a Final Order shall not be released; provided, further, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, the DIP Orders, the Plan, the Plan Documents, and the conditions precedent to the Effective Date shall be unaffected hereby. For the avoidance of doubt, nothing in this Section 10.7(a) shall be interpreted as a release of direct claims a non-Debtor party may have against a Released Party.

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(b)          Releases by Releasing Parties.

As of the Effective Date and to the maximum extent permitted by law, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service and contribution of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Releasing Parties from any and all Claims, interests (including Interests), obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, Liens, remedies, losses, contributions, indemnities, costs, and liabilities whatsoever, including any derivative Claims, such as those asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Debtors’ Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law, equity, contract, tort, or otherwise, by statute, violations of federal, state, provincial, foreign, or territorial securities law, or otherwise that such Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person or Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or the Debtors’ Estates, their Chapter 11 Cases, the purchase, sale, issuance, cancellation or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interactions between the Debtors and any Released Party, the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Debtors’ Chapter 11 Cases, the DIP Orders, the Funding Commitment Backstop Agreement, the Convertible Notes, the TRA Amendment, the Restructuring Support Agreement, the Plan Documents and related agreements, instruments, and other documents, and the negotiation, formulation, preparation, or implementation thereof, the Solicitation of votes with respect to the Plan, or any other act or omission, or any other relief obtained by the Debtors in their Chapter 11 Cases, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that Claims or Causes of Action arising out of or related to any act or omission of a Released Party that constitutes actual fraud, gross negligence, or willful misconduct as determined by a Final Order shall not be released; provided, further, that the Consenting Creditor and the Plan Sponsor’s rights and defenses in respect or arising out of the Restructuring Support Agreement, the DIP Orders, the Plan, the Plan Documents, and the conditions precedent to the Effective Date shall be unaffected hereby.

10.8       Exculpation.

No Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby exculpated from, any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, arising between the Petition Date and the Effective Date, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Plan (including the Plan Supplement), the Disclosure Statement, the restructuring of Claims or Interests in the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation of any of the foregoing or any contract, instrument, release, or other agreement or document created or entered into in connection with any of the foregoing, the pursuit of confirmation of the Plan, the Solicitation of votes on the Plan, the pursuit of consummation of the Effective Date, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, or the distribution of property under the Plan or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, gross negligence, or willful misconduct, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.

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10.9       Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released, discharged, or exculpated pursuant to the Plan on and after the Effective Date, including, without limitation, the Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities discharged, released or exculpated in the Plan on the Effective Date.

10.10     Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, including rights of payment under the absolute priority rule, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to subordinate and reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.11     Retention of Causes of Action and Reservation of Rights.

Except as otherwise expressly provided in the Plan, including Sections 10.7(a) and 10.9, the Restructuring Support Agreement, and the TRA Amendment, including the releases and settlements set forth therein, each of which are incorporated herein by reference, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors or the Estates had immediately prior to the Effective Date in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including without limitation any affirmative Claims or Causes of Action specifically enumerated in the Schedule of Retained Causes of Action against any Person with a relationship with the Debtors, each of which is expressly reserved and preserved. Other than the Causes of Action released or exculpated herein (including, without limitation, by the Debtors), or pursuant to the Restructuring Support Agreement or the TRA Amendment, the Reorganized Debtors shall succeed to and have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Estates’ legal and equitable rights in respect of any Claim or Interest may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.12     Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, contract, or other obligation applicable to a Debtors shall be void and of no further force or effect to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation as a result of, or gives rise to a right of any Person based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, or (iv) the Restructuring Transactions.

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10.13     Dissolution of Creditors' Committee.

If an official committee of unsecured creditors (a “Creditors’ Committee”) has been appointed, it shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code. On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date. The Debtors and the Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee after the Effective Date.

10.14     Votes Solicited in Good Faith.

As of and subject to the occurrence of the Confirmation Date: (a) the Released Parties shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Released Parties shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any Securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

10.15     Closing of Chapter 11 Cases.

After the Estates have been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules.

ARTICLE XI                         RETENTION OF JURISDICTION.

11.1        Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

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(b)          to determine any motion, adversary proceeding, application, contested matter, and other litigated matter commenced before or after the entry of the Confirmation Order;

(c)          to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)          to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)          to consider Claims or the allowance, classification, priority, settlement, compromise, estimation, or payment of any Claim;

(f)           to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)          to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)          to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)           to hear and determine all Fee Claims;

(j)           to resolve disputes concerning any Disputed Claims or the administration thereof;

(k)          to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)           to determine disputes arising in connection with the interpretation, implementation, or enforcement of the TRA Amendment;

(m)         to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to enforce, implement, execute, and consummate the Plan;

(n)          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

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(o)          to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(p)           to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(q)           to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any Solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(r)           to hear, adjudicate, decide, or resolve any and all matters related to ARTICLE X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(s)           to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(t)           to recover all Assets of the Debtors and property of the Estates, wherever located, for the benefit of the Reorganized Debtors; and

(u)           to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XII                       MISCELLANEOUS PROVISIONS.

12.1       Exemption from Certain Transfer Taxes.

Pursuant to and to the fullest extent permitted by section 1146 of the Bankruptcy Code, any issuance, transfer, or exchange of a Security, or the making or delivery of an instrument of transfer of property or any Asset, pursuant to or in connection with the Plan, including the Confirmation Order, shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements, and documents necessary to evidence and implement the provisions of, transactions contemplated by, and the distributions to be made under the Plan, (ii) the issuance and distribution of New Equity under the Plan, the Plan Documents, and/or the Definitive Documents, and (iii) the maintenance or creation of security interests or any Lien as contemplated by the Plan.

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12.2       Request for Expedited Determination of Taxes.

The Debtors have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.3       Dates of Actions to Implement Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

12.4       Principal Purpose of the Plan.

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933.

12.5       Amendments.

(a)           Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors (with the consent of the Consenting Creditor and Plan Sponsor) in accordance with the Definitive Documents in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, and with the consent of the Consenting Creditor and Plan Sponsor, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan and the Definitive Documents, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)          Certain Technical Amendments. Prior to the Effective Date, the Debtors may make appropriate immaterial and technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court; provided, however, that such immaterial technical adjustments and modifications are in accordance with the Definitive Documents and do not affect the treatment of holders of Claims or Interests under the Plan.

12.6       Revocation or Withdrawal of Plan.

Subject to the terms and conditions of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, then, with respect to such Debtors (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtors or any other Person, (b) prejudice in any manner the rights of such Debtors or any other Person, or (c) constitute an admission of any sort by the Debtors or any other Person.

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12.7       Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan or the Plan Documents is held by the Bankruptcy Court or appellate court of competent jurisdiction to be invalid, void, or unenforceable, the Debtors, the Plan Sponsor and the Consenting Creditor shall alter such term or provision to make it valid or enforceable and consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court or appellate court of competent jurisdiction, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Plan Documents, as it may have been altered or interpreted in accordance with this Section, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors (and the Consenting Creditor and Plan Sponsor) or the Reorganized Debtors, as the case may be, and (iii) nonseverable and mutually dependent.

12.8       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

12.9       Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, the Consenting Creditor, and each of their respective successors and assigns. This Plan shall be deemed a motion seeking a waiver of all such stays to the extent they apply.

12.10     Payment of Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors and the Reorganized Debtors shall be jointly and severally liable to pay any and all Statutory Fees when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, each of the Reorganized Debtors shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors and the Reorganized Debtors shall remain obligated to pay Statutory Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Expense Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan.

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12.11     Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such Person.

12.12     Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on the subject matter thereof, all of which have become merged and integrated into the Plan.

12.13     Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.14     Notices.

All notices, requests, and demands hereunder shall be in writing (including by e-mail) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by e-mail, when receipt has been confirmed, addressed as follows:

If to a Debtor:

Sunlight Financial Holdings Inc.

101 North Tryon Street, Suite 900

Charlotte, NC 28246

Attn:	[TEXT REDACTED]
[TEXT REDACTED]
Email:	[TEXT REDACTED]
[TEXT REDACTED]

– and –

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Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attn:	[TEXT REDACTED]
[TEXT REDACTED]
[TEXT REDACTED]

Telephone: [TEXT REDACTED]

E-mail:	[TEXT REDACTED]
[TEXT REDACTED]
[TEXT REDACTED]

– and –

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153

Attn:	[TEXT REDACTED]
[TEXT REDACTED]
[TEXT REDACTED]

Telephone: [TEXT REDACTED]

E-mail:	[TEXT REDACTED]
[TEXT REDACTED]
[TEXT REDACTED]

If to the Consenting Creditor:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas

New York, NY 10019-6064

Attn:	[TEXT REDACTED]
[TEXT REDACTED]

Telephone: [TEXT REDACTED]

E-mail:	[TEXT REDACTED]
[TEXT REDACTED]

– and –

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square, 1000 North King Street

Wilmington, Delaware 19801

Attn:	[TEXT REDACTED]

[TEXT REDACTED]

Telephone: [TEXT REDACTED]

E-mail:	[TEXT REDACTED]
[TEXT REDACTED]

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After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, however, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary. After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed such renewed requests.

12.15     Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provision of the Plan, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

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Respectfully submitted, as of December 1, 2023

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

on behalf of

SUNLIGHT FINANCIAL HOLDINGS INC.

SL FINANCIAL HOLDINGS INC.

SL FINANCIAL INVESTOR I LLC

SL FINANCIAL INVESTOR II LLC

SUNLIGHT FINANCIAL LLC